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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     JULY 12, 2001
                                                -----------------------

                              VITECH AMERICA, INC.
    ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               FLORIDA                  0-21369               65 041 9086
----------------------------        ----------------           -------------
(State or other jurisdiction        (Commission File           (IRS Employer
or incorporation)                       Number)             Identification No.)



                   2190 N.W. 89TH PLACE, MIAMI, FLORIDA 33172
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code   (305) 477-1161
                                                   -----------------------------


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS.

NASDAQ LISTING.

         The Company received a letter from the Listing Qualifications department of The Nasdaq Stock Market, Inc. regarding the continued listing of the Company's common stock on The Nasdaq National Market. Based upon a review by such department, the Company's common stock has failed to maintain Nasdaq listing requirements for the last 30 consecutive trade dates. The Company has until September 25, 2001 in which to regain compliance with the minimum bid price of at least $1.00. The Company must maintain minimum listing requirements for 10 consecutive trading days in order to comply with such listing requirements.

         In the event the Company is unable to comply with the minimum listing requirements by September 25, 2001, then NASDAQ will provide notice to the Company that the Company's securities will be subject to delisting. At such time, the Company may request an appeal to the Listing Qualifications Panel.

FINANCIAL MATTERS.

         The Company continues to have significant financial obligations including those between the Company and Gateway. Although the Company continues to have demand for its products, the continuing weakness of the Brazilian currency, the Real, and the ongoing litigation with Gateway has prevented the Company from raising the adequate funds to meet all of its obligations. Certain of the Company's creditors have sought legal remedies against the Company and have received judgments. In addition, the Company has, in certain cases, been unable to meet payments pursuant to certain voluntary settlement agreements. The Company is presently reviewing all legal and equitable remedies available to it. The Company can provide no assurance that they will be successful in a settlement with Gateway or that they will be able to satisfactorily negotiate with their creditors.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                VITECH AMERICA, INC.


                                                By: /s/ EDWARD KELLY
                                                   ----------------------------
                                                     Edward Kelly
                                                     Chief Financial Officer

DATED: July 12, 2001



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